                                                                    Exhibit 23.4
                                                                    ------------


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Webster Financial Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report refers to changes in the methods of accounting for mortgage servicing rights in 1995 and income taxes in 1993.


                                    /s/ KPMG Peat Marwick LLP

Hartford, Connecticut

December 23, 1996

                                      E-6